UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 730-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 21, 2015, Ocean Power Technologies, Inc. (the “Company”) terminated the employment of David R. Heinz as the Chief Operating Officer of the Company effective January 15, 2016. In connection with the termination of Mr. Heinz’ employment, on December 18, 2015, the Company and Mr. Heinz entered into a letter agreement (the “Amendment”) amending Mr. Heinz’ employment letter with the Company dated December 30, 2013 (the “Original Employment Letter”). The terms of the Amendment change the wording in the third full paragraph on the third page of the Original Employment Letter from “. . . after 720 days from the commencement of your work for the Company . . .” to read “ . . . after 735 days from your commencement of your work for the Company . . .” The effect of this Amendment is to provide that, upon the Company’s termination of Mr. Heinz’ employment (other than for cause or incapacitation) prior to January 18, 2016, Mr. Heinz is entitled to receive six months of severance and certain other benefits conditioned upon the execution and delivery of a Separation Agreement and General Release with the Company containing customary terms and conditions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(e) The disclosure set forth under Item 5.02(b) in this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Letter Amendment dated December 18, 2015 to Employment Letter dated December 30, 2013, by and among Ocean Power Technologies, Inc. and David R. Heinz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Date: December 24, 2015	/s/ MARK A. FEATHERSTONE
Mark A. Featherstone
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Amendment dated December 18, 2015 to Employment Letter dated December 30, 2013, by and among Ocean Power Technologies, Inc. and David R. Heinz.